FIRST AMENDMENT TO
                             SUBSCRIPTION AGREEMENT




LMI Aerospace, Inc. (f/k/a Leonard's Metal, Inc.)
3030 Highway 94 North
St. Charles, Missouri 63301

Ladies and Gentlemen:

         The undersigned, Lawrence J. LeGrand ("LeGrand"), as the beneficial owner of the Lawrence J. LeGrand IRA Rollover Account (the "IRA"), subscribed for and agreed to cause the IRA to purchase from LMI Aerospace, Inc. (f/k/a Leonard's Metal, Inc.), a Missouri corporation (the "Company") an aggregate of 30,000 shares of the common stock, $0.02 par value per share (the "Shares"), for an aggregate purchase price of $600,000.00. such subscription and agreement was memorialized by a written subscription agreement dated as of April 27, 1998 (the "Subscription Agreement"). The parties to the Subscription Agreement have recognized that such writing does not reflect the substance of their agreements. Accordingly, LeGrand and the Company hereby amend the Subscription Agreement as follows:

         1. The following sentence shall be added to the end of Section 4 of the Subscription Agreement:

         "If during the Period of Restriction LeGrand desires to dispose of all or any portion of the Shares, he shall have right to require the Company to purchase such Shares for a per share price equal to the lesser of (i) the per share price paid by LeGrand to purchase such Shares, and (ii) the average of the closing bid prices of the Company's as reported by the Nasdaq Stock Market for the 10 trading days immediately preceding the date LeGrand notifies the company of his desire to sell."

         The parties have executed this First Amendment as of April 27, 1998.





 /s/ Lawrence J. LeGrand                  LMI Aerospace, Inc.
--------------------------------          (f/k/a Leonard's Metal, Inc.)
Lawrence J. LeGrand,
the Beneficial Owner of the
Lawrence J. LeGrand IRA
Rollover Account                          By:  /s/ Ronald S. Saks
                                              ----------------------------------
                                              Ronald S. Saks, President
Social Security No._________________

908 Claymark Dr.
St. Louis, MO 63131